UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2023

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street
Suite 4650
Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2023, Comera Life Sciences Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers described below (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of 2,406,242 units (collectively, the “Units”), each Unit consisting of (i) one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the ”Common Stock”), and (ii) one warrant (the “Warrants”) to purchase two shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.23 per Warrant Share, for an aggregate purchase price of approximately $3.6 million, consisting of $1.48 per Unit, inclusive of $0.25 per Warrant.

The Warrants are immediately exercisable and will expire five (5) years from the date of issuance and will be subject to customary adjustments. The Warrants also contain beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company but in no event may such beneficial ownership limitation exceed 19.99% of the number of shares of the Company’s Common Stock outstanding (the “Cap”). The Company has agreed to consult with The Nasdaq Stock Market LLC (the “Trading Market”) to determine whether approval of the Company’s stockholders is required to eliminate or increase the Cap. To the extent the Trading Market indicates that stockholder approval is required to eliminate or increase the Cap, the Company has agreed to submit a resolution to eliminate or increase the Cap to the Company’s stockholders as promptly as practical at an annual or special meeting of the Company’s stockholders, but not later than July 31, 2023. The closing of the Private Placement was subject to customary representations and warranties and closing conditions and took place on January 4, 2023. No placement agent was retained, and no placement agent fees are payable in connection with the Private Placement. The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes.

The Purchasers consist of a select group of existing shareholders who are qualified institutional buyers, institutional accredited investors or accredited investors and include Rev. Dr. James Sherblom, Barbara Finck, Stuart Randle, Edward Sullivan, Roopom Banerjee and Kirsten Flowers, members of the Company’s board of directors (the “Board”) who participated on the same terms and subject to the same conditions as all other Purchasers.

The securities to be issued by the Company pursuant to the Purchase Agreement and upon exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers, including that each Purchaser is an “accredited investor,” as defined in Rule 501(a) promulgated under the Securities Act.

Pursuant to a registration rights agreement entered into with the Purchasers on January 4, 2023 (the “Registration Rights Agreement”), the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering resales of the Shares and Warrant Shares by the Purchasers no later than sixty (60) calendar days following the date of the Closing, and to use its best efforts to have such registration statement declared effective as promptly as possible thereafter. The Company will bear all expenses of such registration of the resale of the Shares and the Warrant Shares.

The foregoing descriptions of the Purchase Agreement, the Warrants, and the Registration Rights Agreement are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Form of Common Stock Warrant filed as Exhibit 4.1, the Purchase Agreement filed as Exhibit 10.1 and the Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02. As previously disclosed in the Company’s Current Report on Form 8-K filed on August 31, 2022, the Company entered into a purchase agreement (the “Arena Purchase Agreement”) with Arena Business Solutions Global SPC II, Ltd. (“Arena”). During the three months ended December 31, 2022, the Company sold an aggregate of 55,755 shares of Common Stock to Arena pursuant to the Arena Purchase Agreement, at a weighted-average price of approximately $1.445 per share for aggregate consideration of approximately $80,500. The purchase price of the shares sold to Arena was equal to 96% of the simple average of the daily VWAP of the Company’s Common Stock immediately preceding the time of sale, as computed under the Arena Purchase Agreement. The issuances of the shares of the Company’s Common Stock pursuant to the Arena Purchase Agreement were deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as a sale to an “accredited investor” as defined in Rule 501(a) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 2, 2023, Barbara Finck and John Yee each tendered their resignation as a member of the Board of the Company, effective January 3, 2023. Neither Dr. Finck nor Dr. Yee serve on any of the Board’s committees. The resignation of each of Dr. Finck and Dr. Yee was not due to any disagreement with the Company relating to the Company’s operations, policies or practices, and each will join the Company’s scientific advisory board (the “SAB”). The Board thanks Dr. Finck and Dr. Yee for their valuable contributions to the work of the Board and looks forward to their service on the SAB.

Item 8.01.	Other Events.

On January 4, 2023, the Company issued a press release titled “Comera Life Sciences Closes $3.6 Million Private Placement Priced At-the-Market under Nasdaq Rules”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant

10.1	Securities Purchase Agreement, dated January 2, 2023, by and among Comera Life Sciences Holdings, Inc. and the Purchasers defined therein

10.2	Registration Rights Agreement dated January 4, 2023, by and among Comera Life Sciences Holdings, Inc. and the Purchasers defined therein

99.1	Press Release dated January 4, 2023, titled “Comera Life Sciences Closes $3.6 Million Private Placement Priced At-the-Market under Nasdaq Rules”

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2023	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Executive Vice President and Chief Financial Officer